Exhibit 10.5

CONSENT AGREEMENT AND FIFTH AMENDMENT TO MASTER LEASE

(OHI – Trillium)

THIS CONSENT AGREEMENT AND FIFTH AMENDMENT TO MASTER LEASE (this “Amendment”) is executed and delivered as of this 10th day of June, 2021 and is entered into by and among CRETE PLUS FIVE PROPERTY, L.L.C., a Delaware limited liability company, IOWA LINCOLN COUNTY PROPERTY, L.L.C., a Delaware limited liability company, MUSCATINE TOLEDO PROPERTIES, L.L.C., a Delaware limited liability company, and AVERY STREET PROPERTY, L.L.C., a Delaware limited liability company (collectively, “Lessor”), and IANE PROPERTIES I, LLC, a Florida limited liability company, and IANE PROPERTIES II, LLC, a Florida limited liability company (together “Lessee”).

RECITALS

A.       Lessee and Lessor have executed and delivered to each other a Master Lease dated as of May 13, 2015, as amended by a First Amendment to Master Lease dated September 6, 2019, a Second Amendment to Master Lease dated October 7, 2019, a Third Amendment to Master Lease dated January 31, 2020, and a Fourth Amendment to Master Lease dated July 22, 2020 (as amended, the “Existing Master Lease”) pursuant to which Lessee leases from Lessor certain healthcare facilities.

B.       Prior to the date of this Amendment, Trillium Healthcare Group, LLC, a Florida limited liability company (“THG”), owned 100% of the outstanding equity interests in Trillium Healthcare Consulting, LLC, a Florida limited liability company (“THC”), and 100% of the outstanding equity interests in Fairway Healthcare Properties, LLC, a Florida limited liability company (“FHP”), and FHP owned 100% of the outstanding equity interests in Lessee.

C.       Lessee has requested that Lessor consent pursuant to the Existing Master Lease to the transfer (the “Ownership Transfer”) of 100% equity interest in THC and FHP to Assisted 4 Living, Inc., a Nevada corporation (“Assisted 4 Living”).

D.       The ownership of Lessee after giving effect to the Ownership Transfer is set forth on Schedule 1 to this Amendment.

E.       As a condition to its consent to the Ownership Transfer, Lessor has required that Assisted 4 Living guaranty (without limit) all of the obligations of Lessee under the Existing Master Lease.

F.       As of the date of this Amendment, Richard T. Mason (“Mason”) and Shayne Bench (“Bench”) are responsible for, and have corporate authority over, the day to day management and operations of the Lessee, the Sublessee and the Facilities.

G.       In connection with this Amendment, Lessor and Lessee have entered into a term sheet (the “Facilities Sale Term Sheet”) providing for the sale by Lessor to Lessee of the Facilities (the “Facilities Sale”). It is contemplated that at the closing of the Facilities Sale, the Existing Master Lease would be terminated.

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Fifth Amendment to Consolidated Master Lease (OHI – Trillium)

H.       Lessor and Lessee desire to amend the Existing Master Lease to (i) consent to the proposed Ownership Transfer, (ii) revise the definitions of Guarantor, Guarantors and Lease Guaranty to reflect the addition of Assisted 4 Living as a guarantor, (iii) provide that Mason and Bench shall retain responsibility for, and have corporate authority over, the day to day management and operations of the Lessee, the Sublessees, and the Facilities, (iv) no cash compensation for the Ownership Transfer shall be paid to THG for its sale of the equity interests in THC and FHP until the Facilities Sale is completed, and (v) Assisted 4 Living shall not make any Distributions to its equity holders (or their affiliates) prior to the completion of the Facilities Sale.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

1.       Definitions.

(a)       Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Existing Master Lease.

(b)        The following defined terms are hereby added to the Existing Master Lease:

“Affiliate” means, when used with respect to any corporation, limited liability company, or partnership, any Person which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company or partnership. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests. When the term “control” is used in reference to a limited liability company, the managing member shall also be deemed to control such limited liability company if the organizational documents of such limited liability company grant such managing member the power to direct the management and policies of such person.

“Assisted 4 Living” means Assisted 4 Living, Inc., a Nevada corporation.

“Change of Control” means:

(i)        Any transaction resulting in any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) owning the direct or indirect beneficial ownership of more than fifty percent (50%) of the then outstanding voting equity or economic interests of Assisted 4 Living;

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Fifth Amendment to Consolidated Master Lease (OHI – Trillium)

(ii)       Any circumstance in which, as of any date, a majority of the Board of Directors of Assisted 4 Living consists of individuals who were not either (a) directors of Assisted 4 Living as of November 6, 2020, (b) selected or nominated to become directors by the Board of Directors of Assisted 4 Living of which a majority consisted of individuals described in clause (a) above, or (c) selected or nominated to become directors by the Board of Directors of Assisted 4 Living of which a majority consisted of individuals described in clause (a) above and individuals described in clause (b) above;

(iii)       Assisted 4 Living shall cease to own, free and clear of all liens or other encumbrances other than liens in favor of Lessor, if any, 100% of the outstanding equity interests in THC and FHP;

(iv)       FHP shall cease to own, free and clear of all liens or other encumbrances other than liens in favor of Lessor, if any, 100% of the outstanding equity interests in Lessee;

(v)       Lessee shall cease to own, free and clear of all liens or other encumbrances other than liens in favor of Lessor, if any, 100% of the outstanding equity interests in the Sublessees;

(vi)       Richard T. Mason and Shayne Bench shall cease to be responsible for, and have authority over, the day to day management and operations of the Lessee, the Sublessees and the Facilities; or

(vii)        The Chief Executive Officer of Assisted 4 Living, or the manager of THC, FHP, Lessee or a Sublessee ceases to be Louis Collier; provided, however, that the occurrence of (vii) shall not constitute a Change in Control if such new Executive Officer:

(A)        either:

(1)       has previously held for a period of at least two years a similar position with a comparably sized (or larger) operator of skilled nursing facilities which operator has a good reputation in the industry, or has reasonably comparable experience in the health care industry; or

(2)       has worked previously as an employee of Assisted 4 Living, THC, FHP, Lessee or a Sublessee in a capacity such that a promotion to an Executive Officer position would be reasonably consistent with the career experiences and within the abilities of the individual; and

(B)        has not, or was not affiliated with any entity which (1) failed to perform in full its obligations under a lease, loan agreement or other credit extension with Lessor or any of its Affiliates, or (2) had a license, permit or certificate of need rescinded or revoked and not reinstated.

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Fifth Amendment to Consolidated Master Lease (OHI – Trillium)

“Distribution” means any payment, transfer or distribution of cash or any assets of any Person to one or more equity holders of such Person or to any Affiliate of such Person, or return any capital, redemption of any security, or making or assumption of any loans, advances or extension of credit or capital contribution to, or any other investment in, any Affiliate of such Person, including, but not limited to, a fee for management, a payment for services rendered, a reimbursement for expenditures or overhead incurred on behalf of such Person or a payment on any debt.

“FHP” means Fairway Healthcare Properties, LLC, a Florida limited liability company.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“THC” means Trillium Healthcare Consulting, LLC, a Florida limited liability company.

(c)       The following terms defined in the Existing Master Lease are hereby amended and restated in their entirety as follows:

“Guarantor” and “Guarantors” means, as the context provides or permits, one, some or all of Assisted 4 Living, THG, FHP, THC, Rich Mason, Christine Mason, Shayne Bench, Shari Bench, and Sublessees.

“Lease Guaranty” means each of (i) the Lease Guaranty dated May 13, 2015 from THG, FHP, THC, Rich Mason, Christine Mason, Shayne Bench, Shari Bench, and Sublessees, and (ii) the Lease Guaranty dated as of the date of this amendment from Assisted 4 Living, in each case, as amended, restated, modified, renewed and replaced.

(d)       From and after the date of this Amendment, each reference to the Existing Master Lease in the Existing Master Lease or the documents executed in connection with the Existing Master Lease, means the Existing Master Lease as modified by this Amendment.

2.       Consent to Transfer.

(a)       On the terms and conditions of this Amendment, and in reliance upon the representations and warranties made to Lessor in this Amendment, and conditioned upon the consummation of the Ownership Transfer and the delivery of the New Guaranty (as defined below), pursuant to Section 18.1 of the Master Lease, Lessor hereby consents to the Ownership Transfer.

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Fifth Amendment to Consolidated Master Lease (OHI – Trillium)

(b)       Contemporaneously with the execution of this Amendment:

(i)       Assisted 4 Living shall execute and deliver to Lessor a new Lease Guaranty (the “New Guaranty”) in substantially the form of the existing Lease Guaranty;

(ii)       The other parties to the existing Lease Guaranty ratify and affirm their obligations under the Lease Guaranty;

(iii)       Lessee shall deliver to Lessor copies of all documents evidencing the Ownership Transfer and all of the organizational documents of Assisted 4 Living, THC, FHP, Lessee and the Sublessee;

(vi)        Lessee shall deliver to Lessor a copy of the fully executed consent of GEMINO HEALTHCARE FINANCE, LLC, a Delaware limited liability company, to the Ownership Transfer; and

(vii)       Lessor shall receive executed counterparts to the Facilities Sale Term Sheet and the three million dollars ($3,000,000.00) non-refundable cash deposit towards the purchase price of the Facilities contemplated by the Facilities Sale Term Sheet.

(c)       Notwithstanding anything in this Amendment to the contrary, this Amendment does not and shall not be deemed to constitute, or be construed as, consent to any future or further transaction, and any future transaction shall be subject to all of the terms, covenants, restrictions and conditions of the Master Lease.

3.       Section 18.1 – Transfer Restrictions. Section 18.1 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

18.1       During the Term, Lessee shall not, without the prior written consent of Lessor, which may be withheld in the sole discretion of Lessor, assign this Lease or in any manner whatsoever sublet, assign, sell, pledge, encumber or transfer all or any part of the Leased Property or any interest in the Leased Property or enter into any management or other similar agreement pursuant to which a party shall undertake responsibility for the management and operation of the Leased Property or any portion thereof. Further, Lessee shall not cause or permit any Change of Control to occur and any such act or occurrence shall be deemed to be an assignment of this Lease, and shall require Lessor’s prior written consent which may be withheld in Lessor’s sole discretion. Any violation or breach or attempted violation or breach of the provisions of this Article by Lessee, or any acts inconsistent herewith shall vest no right, title or interest herein or hereunder or in the Leased Property, in any such transferee or assignee, and any such violation, breach or attempted violation or breach shall constitute an Event of Default hereunder permitting Lessor to terminate this Lease or to exercise any of its other remedies in accordance with the provisions of Article 21 herein without any right of Lessee to cure the same. Lessor’s consent to any of the foregoing shall not release Lessee or any Guarantor from, or otherwise affect, Lessee’s obligations and liabilities under this Lease or any Guarantor’s obligations under the Lease Guaranty. Notwithstanding the foregoing, Lessor hereby consents to a sublease the Facilities to Sublessees pursuant to the subleases listed on Schedule 18.1 attached hereto and made a part hereof; provided however, Lessee shall not amend, modify, terminate or assign any such subleases nor cause or permit any sale, transfer, pledge, assignment or encumbrance of any direct or indirect ownership interest or voting rights in any such Sublessee without the prior written consent of Lessor, which may be withheld in Lessor’s sole and absolute discretion. The approval by Lessor of such sublease shall not relieve Lessee’s compliance with the terms and provisions of this Lease nor shall said approval be considered a waiver of Lessee’s obligation to obtain Lessor’s prior written consent to any further assignment or sublease of the Leased Property as required by this Article.

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Fifth Amendment to Consolidated Master Lease (OHI – Trillium)

4.       Limitation of Distributions; No Cash Compensation. Assisted 4 Living shall not make any Distributions; provided, however, that Assisted 4 Living may (i) contribute or transfer cash or other assets to its, direct or indirect, wholly owned subsidiaries, and (ii) pay reasonable cash compensation to the members of its board of directors and executive officers provided that such compensation does not in the aggregate, exceed $600,000 in any six (6) month period. THG shall not, nor shall any party affiliated with THG, receive any cash compensation for the Ownership Transfer until the closing of the Facilities Sale.

5.       Article 33 – Financial Statements. Article 33 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

ARTICLE 33 – FINANCIAL STATEMENTS

33.1       Within two (2) days after Assisted 4 Living files its Annual Report on Form 10-K with the U. S. Securities and Exchange Commission, and in any case within one hundred twenty (120) days of the end of its fiscal year, Lessee shall furnish to Lessor a full and complete copy thereof.

33.2       Within thirty (30) days after each calendar month during the Term, Lessee shall furnish to Lessor internal unaudited financial reports and a detailed census report for the Demised Premises for the preceding calendar month.

33.3       At all times, Lessee shall keep and maintain full and correct records and books of account of the operations of Lessee at the Demised Premises and records and books of account of the entire business operations of Lessee in accordance with sound accounting practices. Upon request by Lessor, Lessee shall make available for inspection by Lessor or its designee, during reasonable business hours, said records and books of account covering the entire business operations of Lessee at the Demised Premises.

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Fifth Amendment to Consolidated Master Lease (OHI – Trillium)

6.       Representations and Warranties of Lessee. Lessee hereby represents and warrants as of the date of this Amendment as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment and the Lease Documents, as applicable, are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person (except for those that have already been obtained), is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the Lease Documents, as applicable, by or against it; (iv) the Master Lease has been duly executed and delivered by it; (v) this Master Lease constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (vi) no Event of Default under the Existing Master Lease, as amended hereby, has occurred and is continuing, unless such Event of Default has been specifically waived in writing by Lessor; (vii) all Taxes and Assessments required to be paid by Lessee under the Existing Master Lease as of the date of this Amendment have been paid in full; (viii) to Lessee’s actual knowledge, Lessor has fully performed all of its obligations under the Existing Master Lease through the date of this Amendment, and Lessor is in full compliance with its obligations under the Existing Master Lease, (ix) all licenses, permits, approvals required under applicable law, rules and regulations for consummation of the Ownership Transfer have been received and are effective, and (x) none of Lessee, FHP or Assisted 4 Living or any Affiliate (a) have been disqualified from participating in either the Medicare or Medicaid programs, has engaged in any activities that are prohibited under criminal law, or are cause for civil penalties or mandatory or permissive exclusion from Medicare, or any other state health care program), (b) is a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services; (c) has reporting obligations pursuant to any Settlement Agreement entered into with any Governmental Authorities; (d) is the subject of any government payor program investigation conducted by any federal or state enforcement agency; (e) is a defendant in any qui tam or False Claims Act litigation; or (f) has been served with or received any currently effective search warrant or subpoena (except in connection with medical services provided to third-parties who may be defendants or the subject of investigation into conduct unrelated to the operation of the healthcare businesses conducted by the such parties).

7.       Release. Each of Lessee and it’s Affiliates joining in this Section hereby releases and forever discharges each of Lessor and its respective successors, assigns, agents, shareholders, directors, officers, employees, parent corporations, subsidiary corporations, affiliated corporations, and Affiliates, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, absolute, mature, or not yet due, liquidated or non-liquidated, contingent, non-contingent, direct, or indirect or otherwise arising prior to the date hereof; provided, however, that such release and discharge shall not release Landlord for failure to comply with the terms and conditions of the Existing Master Lease relating to the period after the date of this Amendment.

8.       Counterparts. This Amendment may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Any such facsimile documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the parties hereto.

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Fifth Amendment to Consolidated Master Lease (OHI – Trillium)

9.       Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.

10.       Enforceability of Transaction Documents. Except as expressly and specifically set forth herein, the Existing Master Lease remain unmodified and in full force and effect.

11.       Entire Agreement. This Amendment contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect.

SIGNATURE PAGES FOLLOW

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Fifth Amendment to Consolidated Master Lease (OHI – Trillium)

Signature Page to

CONSENT AGREEMENT AND FIFTH AMENDMENT TO MASTER LEASE
(OHI – Trillium)

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers as of the date first above written.

LESSOR:		WITNESS:

CRETE PLUS FIVE PROPERTY, L.L.C.
IOWA LINCOLN COUNTY PROPERTY, L.L.C.,		/s/ Shani Walter
MUSCATINE TOLEDO PROPERTIES, L.L.C.		Print: Shani Walter
AVERY STREET PROPERTY, L.L.C.
Each a Delaware limited liability company

By:	/s/ Vikas Gupta
Name:	Vikas Gupta
Title:	Senior Vice President – Acquisitions & Development	/s/ Michele M. Reber
Print: Michele M. Reber

THE STATE OF MARYLAND	)
)
COUNTY OF BALTIMORE	)

This instrument was acknowledged before me on the 3rd day of June, 2021, by Vikas Gupta, the Senior Vice President – Acquisitions & Development of the above listed limited liability companies, on behalf of said limited liability companies.

Notary Public

Judith A. Jacobs

Signature Page – Page 1 of 2

Signature Page to

CONSENT AGREEMENT AND FIFTH AMENDMENT TO MASTER LEASE
(OHI – Trillium)

LESSEE:		WITNESS:

IANE PROPERTIES I, LLC
IANE PROPERTIES II, LLC		/s/ Alexander John
Each a Florida limited liability company		Print: Alexander John

By:	/s/ G. Shayne Bench
Name:	G. Shayne Bench
Title:	Authorized Representative
/s/ Kelly A. Clauson
Print: Kelly A. Clauson

THE STATE OF FLORIDA	)
)
COUNTY OF SARASOTA	)

This instrument was acknowledged before me on the 7th day of June, 2021, by Shayne Bench, ___________________________, the above listed Florida limited liability company, on behalf of said company.

Notary Public

Sarah Orendorff

Signature Page – Page 2 of 2

Acknowledgement and Joinder to

CONSENT AGREEMENT AND FIFTH AMENDMENT TO MASTER LEASE
(OHI – Trillium)

The undersigned hereby (i) ratify and affirm their respective Guaranties, Pledge Agreements, Security Agreements, Subordination Agreements and other Transaction Documents, and acknowledge and agree that the performance of the Loan Agreement and the Master Lease and obligations described therein are secured by their Guaranties, Pledge Agreements, Security Agreement, Subordination Agreement and other Transaction Documents on the same terms and conditions in effect prior to this Amendment, and (ii) join in the release contained in Section 7 as an Affiliate of Lessee.

ASSISTED 4 LIVING, INC., a Nevada corporation

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	CEO

TRILLIUM HEALTHCARE GROUP, LLC, a Florida limited liability company

FAIRWAY HEALTHCARE PROPERTIES, LLC, a Florida limited liability company

TRILLIUM HEALTHCARE CONSULTING, LLC, a Florida limited liability company

PREMIER ESTATES OF CRETE, LLC, a Florida limited liability company

PREMIER ESTATES OF FREMONT, LLC, a Florida limited liability

PREMIER ESTATES OF KENESAW, LLC, a Florida limited liability company

PREMIER ESTATES OF PAWNEE, LLC, a Florida limited liability company

PREMIER ESTATES OF PIERCE, LLC, a Florida limited liability company

PREMIER ESTATES OF WEST POINT, LLC, a Florida limited liability company

NORTH PLATTE CARE CENTER, LLC, a Florida limited liability company

NORTH PLATTE PE, LLC, a Florida limited liability company

SUNNY KNOLL CARE CENTER, LLC, a Florida limited liability company

ELMWOOD CARE CENTER, LLC, a Florida limited liability company

ELMWOOD PE, LLC, a Florida limited liability company

CREST HAVEN CARE CENTER, LLC, a Florida limited liability company

ROCK RAPIDS CARE CENTER, LLC, a Florida limited liability company

ROCK RAPIDS PE, LLC, a Florida limited liability company

FAIR OAKS RCF, LLC, a Florida limited liability company

NEW HAMPTON CARE CENTER, LLC, a Florida limited liability company

PREMIER ESTATES OF MUSCATINE, LLC, a Florida limited liability company

PREMIER ESTATES OF TOLEDO, LLC, a Florida limited liability company

REHABILITATION CENTER AT PARK PLACE, LLC, a Florida limited liability company

By:	/s/ G. Shayne Bench
Name:	G. Shayne Bench
Title:	Authorized Representative

Acknowledgement and Joinder – Page 1 of 3

Acknowledgement and Joinder to

CONSENT AGREEMENT AND FIFTH AMENDMENT TO MASTER LEASE
(OHI – Trillium)

/s/ RICH MASON
RICH MASON

/s/ CHRISTINE MASON
CHRISTINE MASON

Acknowledgement and Joinder – Page 2 of 3

Acknowledgement and Joinder to

CONSENT AGREEMENT AND FIFTH AMENDMENT TO MASTER LEASE
(OHI – Trillium)

/s/ SHAYNE BENCH
SHAYNE BENCH

/s/ SHARI BENCH
SHARI BENCH

Acknowledgement and Joinder – Page 3 of 3

Schedule 1 to

FIFTH AMENDMENT TO MASTER LEASE
(OHI – Trillium)

Post Ownership Transfer Organizational Chart

Schedule 1 – Page 1 of 1